UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 12, 2003

(Date of Report, date of earliest event reported)

Stage Stores, Inc.

(Exact name of registrant as specified in its charter)

000-21011

(Commission File Number)

NEVADA (State or other jurisdiction of incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of principal executive offices)	77025 (Zip Code)

(713) 667-5601

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Pursuant to the terms of a Credit Card Portfolio Purchase and Sale Agreement (the "Purchase and Sale Agreement"), on September 12, 2003, Stage Stores, Inc. (the "Company") sold its portfolio of private label credit card accounts, as well as other assets related to its private label credit card program, to World Financial Network National Bank and ADS Alliance Data Systems, Inc., subsidiaries of Alliance Data Systems Corporation ("Alliance Data").

At closing, the Company received consideration of approximately $239 million from Alliance Data, which included the proceeds from the sale of the Company's private label credit card portfolio as well as prepaid marketing funds. After paying off the outstanding borrowings under the Company's securitization facility and related transaction costs, there are approximately $171 million of proceeds remaining. All amounts are subject to final settlement adjustments. The Company continues to evaluate its options with regard to the utilization of the net proceeds, which include general corporate purposes, repurchases of its common stock, cash dividends, increased store base growth, strategic acquisitions, or a combination of these activities.

In connection with the sale of its private label credit card program, the Company expects to record a pretax gain in the third quarter of approximately $12 million, or approximately $7.6 million after tax.

Under the terms of a ten year Private Label Credit Card Program Agreement (the "Program Agreement"), World Financial Network National Bank is now responsible for establishing credit policies, which will be consistent with its current practices for new accounts, extending credit, issuing and activating credit cards to new accounts and authorizing credit purchases, as well as providing customer care, billing and remittance services. World Financial Network National Bank will also own the new accounts and balances generated during the ten year term of the Program Agreement. The private label credit card program will continue to be marketed to customers and existing private label cardholders, encouraging customers to use their Company credit cards for merchandise purchases at Stage, Bealls and Palais Royal retail locations.

Copies of the Purchase and Sale Agreement and the Program Agreement are attached to this Form 8-K as Exhibits 2.1 and 2.2.

Item 5. Other Events and Regulation FD Disclosure

On September 16, 2003, the Company issued a news release announcing the sale of its portfolio of private label credit card accounts, as well as other assets related to its private label credit card program, to World Financial Network National Bank and ADS Alliance Data Systems, Inc., subsidiaries of Alliance Data Systems Corporation. A copy of the news release is attached to this Form 8-K as Exhibit 99.1.

Forward-looking Information

This Form 8-K and the news release attached as an exhibit contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including comments regarding the possible use of the net proceeds, the amount of the pretax gain expected to be recorded in the third quarter in connection with the sale of the Company's private label credit card program and the benefits that are expected to be realized as a result of the transaction. The Company intends forward looking terminology such as "believes", "expects", "may", "will", "should", "could", "anticipates", "plans" or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on April 23, 2003, in the Company's Quarterly Reports on Form 10-Q as filed with the SEC and other factors as may periodically be described in other Company filings with the SEC, which can be accessed via the Investor Relations section of the Company's web site at www.stagestoresinc.com or via EDGAR at www.sec.gov.

ITEM 7. Financial Statements and Exhibits

    Financial statements of business acquired.

    Not applicable.

    Pro forma financial information.

    Unaudited Pro Forma Condensed Consolidated Financial Statements - See Item 2.

    Exhibits.

  2.1 Credit Card Portfolio Purchase and Sale Agreement dated May 21, 2003 by and among Stage Stores, Inc., Granite National Bank, Specialty Retailers (TX) LP, as Sellers, and ADS Alliance Data Systems, Inc. and World Financial Network National Bank, as Buyers*

  2.2 Private Label Credit Card Program Agreement dated May 21, 2003 between World Financial Network National Bank and Stage Stores, Inc. and Specialty Retailers (TX) LP*

  2.3 Intercreditor Agreement dated September 12, 2003 among World Financial Network National Bank, Specialty Retailers (TX) LP, Stage Stores, Inc. and Fleet Retail Finance Inc.

  99.1 News Release issued by Stage Stores, Inc. on September 16, 2003 announcing the sale of its portfolio of private label credit card accounts, as well as other assets related to its private label credit card program, to World Financial Network National Bank and ADS Alliance Data Systems, Inc., subsidiaries of Alliance Data Systems Corporation.

  * All schedules and exhibits to this Exhibit have been omitted in accordance with 17 CFR Section 229.601 (b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

  UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The following Unaudited Pro Forma Condensed Consolidated Financial Statements give effect for the sale of the assets related to the Company's private label credit card program.

  The Unaudited Pro Forma Condensed Consolidated Balance Sheet is derived from the unaudited consolidated balance sheet of the Company as of August 2, 2003 and assumes the transaction was consummated on August 2, 2003. The Unaudited Pro Forma Condensed Consolidated Statements of Income are derived from the consolidated statement of income for the fiscal year ended February 1, 2003 (fiscal year 2002) and the unaudited condensed consolidated statement of income for the twenty-six weeks ended August 2, 2003, and assumes the transaction was consummated as of February 3, 2002 (the first day of fiscal year 2002).

  These Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of an earlier or later date, nor are they necessarily indicative of operating results and financial position that may occur in the future.

  The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect the use of the net cash proceeds from the sale of the assets related to the Company's private label credit card program on the Company's ongoing results of operations and its future financial position. The Company continues to evaluate its options with regard to the utilization of the net proceeds, which include general corporate purposes, repurchases of its common stock, cash dividends, increased store base growth, strategic acquisitions, or a combination of these activities.

  The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements and notes thereto in (1) the Annual Report on Form 10-K for the year ended February 1, 2003 and (2) the Quarterly Report on Form 10-Q for the twenty-six weeks ended August 2, 2003.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(In thousands, except par value)

	August 2, 2003	Pro Forma Adjustments		Pro Forma August 2, 2003
	(Unaudited)			(Unaudited)

ASSETS
Cash and cash equivalents	$ 20,483	$ 174,084	(1)	$ 194,567
Retained interest in receivables sold	139,046	(139,046)	(2)	-
Accounts receivable, net	9,278	(9,278)	(2)	-
Merchandise inventories, net	191,826	-		191,826
Current deferred tax assets	19,666	(6,712)	(3)	12,954
Prepaid expenses and other current assets	15,105	-		15,105
Total current assets	395,404	19,048		414,452

Property, equipment and leasehold improvements, net	137,927	(1,429)	(2)	136,498
Deferred tax assets	10,402	7,195	(3)	17,597
Other non-current assets	8,247	(603)	(5)	7,644
Total assets	$ 551,980	$ 24,211		$ 576,191

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$ 50,330	$ -		$ 50,330
Income taxes payable	10,228	3,102	(3)	13,330
Accrued expenses and other current liabilities	38,114	1,342	(4)	39,456
Current portion of long-term debt	200	-		200
Total current liabilities	98,872	4,444		103,316

Long-term debt	482	-		482
Other long-term liabilities	17,263	12,082	(4)	29,345
Total liabilities	116,617	16,526		133,143

Commitments and contingencies

Common stock, par value $0.01, 50,000 shares authorized,
20,092 issued and outstanding	201	-		201
Additional paid-in capital	363,806	-		363,806
Less treasury stock - at cost (1,169 shares in 2003)	(25,461)	-		(25,461)
Retained earnings	98,837	7,685	(6)	106,522
Minimum pension liability adjustment	(2,020)	-		(2,020)
Stockholders' equity	435,363	7,685		443,048
Total liabilities and stockholders' equity	$ 551,980	$ 24,211		$ 576,191

                                                                   The accompanying notes are an integral part of this financial statement.

Stage Stores, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
(In thousands)

(1)	To reflect the estimated net cash proceeds resulting from the transaction.

	Net cash received for retained interest in receivables sold and accounts receivable	$ 160,660
(which were ineligible for the securitization trust) less related estimated transaction costs and settlement adjustments
	Prepaid marketing funds proceeds	13,424
$ 174,084

The above estimated net cash proceeds will be reduced by estimated cash tax payments of $3.1 million resulting in after tax net cash proceeds of approximately $171.0 million related to the transaction.

(2)	To remove the assets related to the private label credit card program.

(3)	To remove deferred taxes associated with credit card assets and reflect current estimated income taxes resulting from the transaction.

(4)	To record estimated prepaid marketing funds of $13.4 million received at closing, which are subject to final settlement adjustments. The prepaid marketing funds will be recognized as an offset to marketing expenses pro-rata over the term of the Program Agreement. Should certain early termination events occur, the Company would be required to repay a pro-rata portion of the prepaid marketing funds. Under the terms of the Program Agreement, the Company is obligated to continue to promote use of the private label credit card and expects to incur marketing costs in excess of the amounts underwritten.

(5)	To write off the unamortized deferred financing costs associated with the receivables securitization program.

(6)	To reflect the after tax net gain on the transaction.

Unaudited Pro Forma Condensed Consolidated Statement of Income
(In thousands, except per share amounts)

	Twenty-Six Weeks Ended August 2, 2003	Pro Forma Adjustments		Pro Forma Twenty-Six Weeks Ended August 2, 2003
				(Unaudited)

Net sales	$ 405,708	$ -		$ 405,708
Cost of sales and related buying,
occupancy and distribution expenses	284,883	-		284,883

Gross profit	120,825	-		120,825

Selling, general and administrative expenses	83,818	8,993	(1),(2)	92,811
Store opening costs	756	-		756
Interest	808	-		808
Income before income tax	35,443	(8,993)		26,450

Income tax expense	12,937	(3,282)	(3)	9,655
Net income	$ 22,506	$ (5,711)		$ 16,795

Basic earnings per share data:

Basic earnings per share	$ 1.19			$ 0.89

Basic weighted average shares outstanding	18,891			18,891

Diluted earnings per share data:

Diluted earnings per share	$ 1.14			$ 0.85

Diluted weighted average shares outstanding	19,800			19,800

                                      The accompanying notes are an integral part of this financial statement.

Stage Stores, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income
(In thousands)

(1)	To reflect the removal of the historical income contribution related to the Company's
	private label credit card program:
		Twenty-Six Weeks Ended August 2, 2003
	Service charge and late fee income, net of charge-offs of $5,800	$ 34,425
	Other revenues	313
	Provision for bad debts	(13,944)
	General and administrative costs	(6,972)
	Subtotal before interest expense and other adjustments	13,822
	Interest expense on securitization facility borrowings	(1,791)
	Difference due to securitization accounting	(1,227)
	Net credit income	$ 10,804

(2)	The Company received prepaid marketing funds of $13.4 million at closing which will be recognized as an offset to marketing expenses pro-rata over the ten year term of the Program Agreement. Should certain early termination events occur, the Company would be required to repay a pro-rata portion of the prepaid marketing funds. The Program Agreement additionally provides for reimbursement to the Company of defined eligible marketing expenses up to $2.5 million in the initial year of the Program Agreement and up to 0.6% of the prior year's credit sales annually thereafter. Under the terms of the Program Agreement, the Company is obligated to continue to promote use of the private label credit card and expects to incur marketing costs in excess of the amounts underwritten. Such credit card marketing costs are included in advertising expense. The pro forma results reflect recognition of $1.8 million in marketing expenses reimbursements calculated as one-tenth of the prepaid marketing funds ($1.3 million) plus an additional reimbursement of $2.3 million (calculated as 0.6% of fiscal year 2002 private label credit card sales) multiplied by 50% for half year presentation.

	Among other provisions in the Program Agreement, during the initial year, credit sales will be processed at no charge (i.e. discount) to the Company. In future years, so long as the defined net yield of the portfolio remains within a specified range, credit sales will continue to be processed at no charge to the Company. Beginning October 1, 2004, and adjusted quarterly thereafter based on the then trailing twelve month portfolio performance, if the defined net yield is above or below the specified range, the Company will receive a premium or pay a discount equal to 50% of the excess or shortfall of the specified yield range divided by the defined portfolio turn rate. No premium or discount has been included in the pro forma results.

(3)	To reflect the tax effect of the above items at Company's annual effective income tax rate of 36.5%.

Unaudited Pro Forma Condensed Consolidated Statement of Income
(In thousands, except per share amounts)

	Year Ended February 1, 2003	Pro Forma Adjustments		Pro Forma Year Ended February 1, 2003
				(Unaudited)

Net sales	$ 875,557	$ -		$ 875,557
Cost of sales and related buying,
occupancy and distribution expenses	610,365	-		610,365

Gross profit	265,192	-		265,192

Selling, general and administrative expenses	176,202	15,051	(1),(2)	191,253
Store opening costs	869	-		869
Interest	1,777	-		1,777
Income before income tax	86,344	(15,051)		71,293

Income tax expense	31,947	(5,569)	(3)	26,378
Net income	$ 54,397	$ (9,482)		$ 44,915

Basic earnings per share data:

Basic earnings per share	$ 2.78			$ 2.30

Basic weighted average shares outstanding	19,550			19,550

Diluted earnings per share data:

Diluted earnings per share	$ 2.60			$ 2.14

Diluted weighted average shares outstanding	20,959			20,959

                            The accompanying notes are an integral part of this financial statement.

Stage Stores, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income
(In thousands)

(1)	To reflect the removal of the historical income contribution related to the Company's
	private label credit card program:
		Year Ended February 1, 2003
	Service charge and late fee income, net of charge-offs of $11,503	$ 71,081
	Other revenues	670
	Provision for bad debts	(33,693)
	General and administrative costs	(14,734)
	Subtotal before interest expense and other adjustments	23,324
	Interest expense on securitization facility borrowings	(4,924)
	Difference due to securitization accounting	493
	Net credit income	$ 18,893

(2)	The Company received prepaid marketing funds of $13.4 million at closing which will be recognized as an offset to marketing expenses pro-rata over the ten year term of the Program Agreement. In the event of certain early termination events, the Company would be required to repay a pro-rata portion of the prepaid marketing funds. The Program Agreement additionally provides for reimbursement to the Company of defined eligible marketing expenses up to $2.5 million in the initial year of the Program Agreement and up to 0.6% of the prior year's credit sales annually thereafter. Under the terms of the Program Agreement, the Company is obligated to continue to promote use of the private label credit card and expects to incur marketing costs in excess of the amounts underwritten. Such credit card marketing costs are included in advertising expense. The pro forma results reflect recognition of $3.8 million in marketing expenses reimbursements calculated as one-tenth of the prepaid marketing funds ($1.3 million) plus an additional reimbursement of $2.5 million for defined marketing expenses in the first year of the Program Agreement.

	Among other provisions in the Program Agreement, during the initial year, credit sales will be processed at no charge (i.e. discount) to the Company. In future years, so long as the defined net yield of the portfolio remains within a specified range, credit sales will continue to be processed at no charge to the Company. Beginning October 1, 2004, and adjusted quarterly thereafter based on the then trailing twelve month portfolio performance, if the defined net yield is above or below the specified range, the Company will receive a premium or pay a discount equal to 50% of the excess or shortfall of the specified yield range divided by the defined portfolio turn rate. No premium or discount has been included in the pro forma results.

(3)	To reflect the tax effect of the above items at Company's annual effective income tax rate of 37%.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                                                                               STAGE STORES, INC.

  September 22, 2003                                                                                                           /s/ Michael E. McCreery

  (Date)                                                                                                                                  Michael E. McCreery

                                                                                                                                               Executive Vice President and Chief

                                                                                                                                               Financial Officer